UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 24, 2003



                        BACH-HAUSER, INC.
     (Exact name of registrant as specified in its charter)



      Nevada             000-26953          88-0390697
     (State of          (Commission      (I.R.S. Employer
   Organization)        File Number)    Identification No.)



1561 Highway 3, Caygua, Ontario, Canada               N0A 1E0
(Address of principal executive offices)           (Postal Code)

                         (905) 772-5738
       Registrant's telephone number, including area code


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Merdinger, Fruchter, Rosen & Co., P.C. (MFRC) was previously the independent auditors for Bach-Hauser, Inc. (the "Registrant").
On January 24, 2003, the Registrant dismissed its client-auditor relationship with MFRC.

On January 24, 2003, the Registrant's Board of Directors approved the engagement of Stonefield Josephson, Inc., Certified Public Accountants, to serve as the Registrant's independent public accountants and to be the principal accountant to conduct the audit of the Registrant's financial statements for the fiscal year ending December 31, 2002, replacing MFRC who had been engaged to audit the Registrant's financial statements for the fiscal years ended December 31, 2000 and 2001. MFRC's reports on the Registrant's financial statements during the two most recent fiscal years contained no adverse or disclaimer of opinion, however the reports did contain a going concern explanatory paragraph. Management of the Registrant knows of no past disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of MFRC, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the Registrant's two most recent fiscal years ended
December 31, 2000 and 2001, and up to the date of engagement, the Registrant did not consult with Stonefield Josephson, Inc., Certified Public Accountants, regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

The Registrant has requested MFRC to furnish a letter addressed to the Commission stating whether it agrees with the above statements. When Registrant receives a copy of the requested letter, it will be filed by amendment to this Form 8-K.

ITEM 7.  EXHIBITS

The following exhibit is filed as part of this Report in accordance with the provision of Item 601 of Regulation S-B.

 Number    Description

  16.1*    Letter from Merdinger, Fruchter, Rosen & Co., P.C.

*  To be filed by amendment.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BACH-HAUSER, INC.


                                   By:/s/
                                   Peter Preston, President

                                   Date:  February 19, 2003